Exhibit 10.1
FIFTH LOAN MODIFICATION AGREEMENT
(Domestic)
This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 12, 2013, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (b) SPIRE CORPORATION, a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Corporation”), SPIRE SOLAR, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Solar”), and SPIRE BIOMEDICAL, INC., a Massachusetts corporation, with its principal place of business at One Patriots Park, Bedford, Massachusetts 01730 (“Spire Biomedical”) (Spire Corporation, Spire Solar and Spire Biomedical are jointly and severally, individually and collectively, “Borrower”).

1.
DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 16, 2009, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of November 16, 2009, between Borrower and Bank, as amended by a certain First Loan Modification Agreement (Domestic) dated as of June 15, 2010, as further amended by a certain Second Loan Modification Agreement (Domestic) dated as of November 8, 2011, as further amended by a certain Third Loan Modification Agreement (Domestic) dated as of December 30, 2011, and as further amended by a certain Fourth Loan Modification Agreement (Domestic) dated as of December 20, 2012 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:
“    6.7    Financial Covenant - Minimum Cash. Borrower shall maintain at all times, to be tested as of the last day of each month, unrestricted and unencumbered cash with Bank of at least One Million Five Hundred Thousand Dollars ($1,500,000.00).”
and inserting in lieu thereof the following:
“    6.7    Financial Covenant. Borrower shall maintain at all times, to be tested as of the last day of each month: (a) up to an including May 31, 2013, unrestricted and unencumbered cash with Bank of at least One Million Five Hundred Thousand Dollars ($1,500,000.00); and (b) as of June 1, 2013 and thereafter, Liquidity of at least One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00).”

2	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:
“    “Maturity Date” is June 29, 2013.”
and inserting in lieu thereof the following:
“    “Maturity Date” is August 30, 2013.”

3	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

B.
Waiver. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the financial covenant set forth in Section 6.7 of the Loan Agreement (relative to the requirement that Borrower maintain certain minimum unrestricted and unencumbered cash with Bank) for the month ended May 31, 2013. Bank's waiver of Borrower's compliance with such covenant shall apply only to the foregoing specific period.

4.
FEES. Borrower shall pay to Bank a modification fee equal to One Thousand Six Hundred Sixty Six Dollars ($1,666.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.RATIFICATION OF PERFECTION CERTIFICATES.
(a)    Spire Corporation hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Corporation to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Corporation provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(b)    Spire Solar hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Solar to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Solar provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
(c)    Spire Biomedical hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 22, 2009, delivered by Spire Biomedical to Bank, and acknowledges, confirms and agrees the disclosures and information Spire Biomedical provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

6.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8.NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
9.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10.COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
SPIRE CORPORATION
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Chairman & CEO	Title:	CFO and Treasurer

SPIRE SOLAR, INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Chairman & CEO	Title:	CFO and Treasurer

SPIRE BIOMEDICAL,INC
By:	/s/ Roger G. Little	By:	/s/ Robert S. Lieberman
Name:	Roger G. Little	Name:	Robert S. Lieberman
Title:	Chairman & CEO	Title:	CFO and Treasurer

BANK:
SILICON VALLEY BANK
By:	/s/ Karen Sperling
Name:	Karen Sperling
Title:	Vice President

Schedule 1

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of SPIRE CORPORATION, SPIRE SOLAR, INC. and SPIRE BIOMEDICAL, INC. (jointly and severally, individually and collectively, “Borrower”) certify under the Second Amended and Restated Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending _____________________________ (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenant set forth in Section 6.7 of the Agreement.

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Financial Covenant

Required     Actual        Compliance

Liquidity            >$1,250,000      $ ______        Yes No

Streamline Facility Eligibility

Required    Actual            Eligible

Liquidity            >$2,500,000     $_____            Yes No

Sincerely,

SPIRE CORPORATION
SPIRE SOLAR, INC.
SPIRE BIOMEDICAL, INC.

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Signature
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Title
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Date